AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made by The Alger Funds, The Alger Institutional Fund, The Alger Portfolios, The Alger Funds II, and Alger Global Focus Fund (collectively, the “Trusts”); Fred Alger Management, LLC (“Adviser”); UMB Fund Services, Inc. (“UMBFS”); and UMB Distribution Services, LLC (“UMBDS”).

WHEREAS, the Trusts and UMBFS entered into a Transfer Agency Agreement dated October 5, 2019 and a Blue Sky Filing Services Agreement dated November 1, 2019 (together, the “UMBFS Agreements”).

WHEREAS, the Trusts and UMBDS entered into an Inbound Call Management and Fulfilment Services Agreement dated October 5, 2019 (the “UMBDS Agreement”).

WHEREAS, Adviser and UMBDS entered into an Adviser Agreement dated October 5, 2019 (together with the UMBFS Agreements and the UMBDS Agreement, the “Agreements”).

WHEREAS, the parties hereto wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Schedule A to each of the Agreements is replaced by Schedule A attached hereto.

2. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

In witness whereof, the undersigned have executed this Amendment, effective as of March 28, 2024.

The Alger Funds, The Alger Institutional Funds, The Alger Portfolios, The Alger Funds II, and Alger Global Focus Fund, each severally and not jointly		Fred Alger Management, LLC

By:	/s/ Tina Payne	By:	/s/ Tina Payne
	Tina Payne, Secretary		Tina Payne, General Counsel
Date:		Date:

UMB Fund Services, Inc.		UMB Distribution Services, LLC

By:	/s/ Maureen A. Quill	By:	/s/ Scott Schulenburg
	Maureen A. Quill, Executive Vice President		Scott Schulenburg, President
Date:		Date:

Amended and Restated

Schedule A

Trust	Fund Name
Alger Global Focus Fund
The Alger Funds	Alger Growth & Income Fund
Alger Capital Appreciation Fund
Alger Small Cap Focus Fund
Alger Health Sciences Fund
Alger International Focus Fund
Alger Mid Cap Growth Fund
Alger Small Cap Growth Fund
Alger 35 Fund
Alger Mid Cap Focus Fund
Alger Weatherbie Specialized Growth Fund
Alger Concentrated Equity Fund
Alger AI Enablers & Adopters Fund
The Alger Funds II	Alger Emerging Markets Fund
Alger Dynamic Opportunities Fund
Alger Responsible Investing Fund
Alger Spectra Fund
The Alger Institutional Funds	Alger Capital Appreciation Institutional Fund
Alger Focus Equity Fund
Alger Mid Cap Growth Institutional Fund
Alger Small Cap Growth Institutional Fund
The Alger Portfolios	Alger Balanced Portfolio
Alger Capital Appreciation Portfolio
Alger Growth & Income Portfolio
Alger Large Cap Growth Portfolio
Alger Mid Cap Growth Portfolio
Alger Small Cap Growth Portfolio